EXHIBIT 23.1

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS
                        ----------------------------



   The Board of Directors
   First Mid-Illinois Bancshares, Inc.:


   We consent to the use of our report dated January 26, 2001, relating to the consolidated balance sheets of First Mid-Illinois Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated by reference in the Registration Statement on Form S-8 of First Mid-Illinois Bancshares, Inc. relating to the registration of 150,000 shares of its common stock, $4.00 par value.


                                           /s/ KPMG LLP
                                           ------------------------------
                                           KPMG LLP


   Chicago, Illinois
   January 28, 2002